Exhibit 32.2

Certification of the Chief Financial Officer
Pursuant to 18 U.S.C. Section 1350

Solely  for  the  purposes of complying with 18 U.S.C. section 1350, I, the undersigned  Acting  Chief Financial Officer of Earth Search Sciences, Inc. (the "Company"),  hereby certify, based on my knowledge, that the Quarterly Report on Form  10-QSB of  the  Company  for  the  quarter ended December 31, 2006 (the "Report")  fully complies with the requirements of Section 13(a) of the Securities Exchange Act  of  1934 and that information contained in the Report fairly  presents,  in all material respects, the financial condition and results of  operations  of  the  Company.

Date: April 21, 2008	/s/Tami J. Story
Tami J. Story
Acting Chief Financial Officer